Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-112947 and No. 333-155370) and Form S-3 (No. 333-139895) of Bay Banks of Virginia, Inc. and subsidiaries of our report, dated March 30, 2010, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Bay Banks of Virginia, Inc. and subsidiaries for the year ended December 31, 2009.

Winchester, Virginia

March 30, 2010